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                                                            Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 33-5874), the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 2-91176), the Registration Statement on Form S-8 (No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement on Form S-8 ( No. 33-32934) and prospectus relating to the CoreStates Savings Plan, (c) the Registration Statement on Form S-8 (No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan, (d) the Registration Statement on Form S-3 (No. 33-57034) and related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock and Capital Securities issuable by the Corporation, (e) the Registration Statement on Form S-3 (No. 33-54049) and the related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities and Warrants issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock, and Capital Securities, issuable by the Corporation , (f) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation, (g) the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 (No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan, (h) the Registration statement on Form S-4, as amended by Form S-8
(No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp, (i) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc., (j) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-55505) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank, (k) the Registration Statement on Form S-4 (No. 333-00067, as amended by Form S-8 No. 33-00067) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Meridian Bancorp, Inc.,
(l) the Registration Statements Form S-3 (Nos. 33-54049 and 333-2297) and prospectus and prospectus supplement pertaining to $1,750,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees' of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation, (m) the Registration Statement Form S-3 (No. 033-04717) and prospectus relating to shares of the Corporation's Common Stock issuable under the Dividend Reinvestment Plan and (n) the Registration
Statement Form S-8 (No. 333-02949) and prospectus relating to shares of the Corporation Common Stock issuable under the Meridian Savings Plan of our report, which includes an explanatory paragraph related to changes in the method of accounting for investments in 1993, dated January 19, 1994, on our audit of the consolidated financial statements of Independence Bancorp, Inc. as of and for the year ended December 31, 1993, incorporated by reference in this Form 8-K.

                                           /s/ Coopers & Lybrand LLP

Philadelphia, Pennsylvania
June 13, 1996